UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2007
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
(a) On November 16, 2007, MannKind Corporation (the “Company”) entered into a Supply Agreement with N.V. Organon pursuant to which Organon will manufacture and supply specified quantities of recombinant human insulin to the Company. The initial term of the Supply Agreement will end on December 31, 2012 and will be automatically extended for consecutive two-year periods unless (i) the Company fails to provide to Organon at least 24 months before any automatic extension a forecast of its insulin requirements for the two-year extension period or (ii) either party provides 23-months advance written notice to the other party of its desire to terminate the agreement. The Company and Organon each have normal and customary termination rights, including (a) for material breach of the agreement by the other party, (b) due to the liquidation or bankruptcy of the other party or (c) upon 90-days advance written notice if the parties are unable to agree after mediation on the consequences of any changes to the product specifications required by any controlling regulatory authority. The Company may terminate the Supply Agreement upon 30-days advance written notice to Organon if certain regulatory authorities fail to approve or withdraw approval of the Company’s insulin formulation. If the Company terminates the Supply Agreement following failure to obtain or maintain regulatory approval of its insulin formulation or either party terminates the agreement following the parties’ inability to agree after any regulatory authority-mandated changes to product specifications that relate specifically to the use of insulin in the Company’s insulin formulation, the Company will be required to pay Organon a specified termination fee if Organon is unable to sell certain quantities of insulin to other parties.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On November 14, 2007, the Board of Directors of the Company approved the amendment and restatement of the Company’s Bylaws effective immediately. The principal reason for the amendment and restatement was to modify Section 34 of the Bylaws to permit the issuance of stock in uncertificated form in accordance with NASDAQ Rule 4350(l). The Board of Directors made a number of additional changes to the Bylaws, which are described below. The description of the changes to the Bylaws contained in this current report is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1.

Modified
Section	Description of Modification

5(e)	Section concerning annual meetings of stockholders modified to expressly require stockholders that wish to include information in the Company’s proxy statement to comply with the Securities Exchange Act of 1934 and rules thereunder.

6(b)	Section concerning special meetings of stockholders modified to:

• reduce the number of officers who are designated to receive notice that a special meeting is being called by anyone authorized to call such meetings (other than the Board of Directors);

• vest in the Board of Directors full authority to set the time and place of such meeting; and

• designate the Secretary as the sole officer to mail notice of the special meeting to all stockholders.

6(c)	Section concerning the nomination of candidates for election to the Board of Directors at special meetings of stockholders modified to correct the cross-reference regarding notice procedures for nominations.

6(d)	Subsection added to section concerning special meetings of stockholders to expressly require stockholders that wish to call a special meeting to comply with the Securities Exchange Act of 1934 and rules thereunder.

13	Section concerning actions by stockholders without meeting modified to delete text made obsolete by the Company’s initial public offering of common stock in 2004.

18	Section concerning vacancies on the Board of Directors modified to provide for special class votes on vacancies if the Company issues stock in classes or series entitled to separate votes on the election of certain directors.

22(a)	Section concerning quorum requirements for the Board of Directors modified to refer to existing special quorum requirement for votes by the Board of Director on indemnification issues arising under Section 43 of the Bylaws.

28(f)	Section concerning the duties of Vice Presidents modified to authorize the Chief Executive Officer to assign duties to Vice Presidents.

28(g)	Section concerning the duties of the Secretary modified to expand the list of officers who are eligible to be assigned to act as Secretary in the absence or disability of the Secretary.

36(a)	Section concerning transfers of shares modified to conform to the change to Section 34 to permit the issuance of stock in uncertificated form.

37(b)	Section concerning record dates for actions by written consent of stockholders modified to delete text made obsolete by the Company’s initial public offering of common stock in 2004.

45	Section concerning amendments of the Bylaws modified to

• add section title;

• refer expressly to existing limitation on amendments relating to indemnification in Section 43 and any limitation contained in the Certificate of Incorporation; and

• clarify that such amendments require approval by a majority of the authorized number of directors.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
	By:	/s/ David Thomson, Ph.D., J.D.
		Name:	David Thomson, Ph.D., J.D.
Dated: November 19, 2007		Title:	Corporate Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit Number	Description
3.1	Amended and Restated Bylaws.